Exhibit 23.1
                                                                  ------------


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


           To the Stockholders and Board of Directors telcoBlue, Inc.
           388 Market St. Suite 500
           San Francisco, California 94111


           We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 our report dated November 29, 2002 relating to the financial statements, which appears in the Registrant's Form 10-KSB for the period from August 2, 2002 (Inception) through September 30, 2002.



           /s/ Malone & Bailey, PLLC
           --------------------------
           www.malone-bailey.com
           Houston, Texas

           March 31, 2003